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                                                                    Exhibit 99.1


Exhibit 99.1 - STATEMENT REGARDING FORWARD-LOOKING INFORMATION

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the Act). The Company's Annual Report on Form 10-K to which this exhibit is attached, or any other written or oral statements made by or on behalf of the Company may include or incorporate by reference forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Forward-looking statements include statements regarding the intent, belief, projected or current expectations of the Company or its Officers (including statements preceded by, followed by or including forward-looking terminology such as "may," "will," "should," "believe," "expect," "anticipate," "estimate," "continue" or similar expressions or comparable terminology), with respect to various matters. The Company cannot guarantee future results, levels of activity, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, prices, changes in estimates regarding the Company's future contractual obligations and other factors, including those discussed in the Company's filings with the Securities and Exchange Commission, and those set forth below.

         The risks and uncertainties described below are not the only ones facing the Company. The following list is not intended to be exhaustive. Additional risks and uncertainties, including those not presently known to the Company, may also affect and/or impair the Company's business operations.

         - The Company's business has been adversely affected by the economic slowdown and the uncertain political climate;

         - The Company's ability to service its outstanding debt, including satisfying certain covenants and ratios under its revolving credit facility, as amended, is dependent upon its results of operations;

         - The Company is currently prohibited from paying cash dividends under its revolving credit facility, as amended;

         - The Company has implemented a strategic plan in the first quarter of fiscal year 2003 to restructure some of its operations;

         - The Company's ability to anticipate and respond to changing consumer demand and preferences, including the Company's ability to introduce new products on a timely and efficient basis, may affect its results of operations;


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         - The Company faces significant competition, including competition from other manufacturers, many of whom have greater financial resources than the Company, and competition from lower cost imports, particularly from the Far East and primarily from China;

         - The loss of a major customer could materially adversely affect the Company's revenues;

         - The inability to obtain raw materials, or an increase in the price of raw materials, could materially adversely affect the Company's margins;

         - The Company's business may subject the Company to product liability or infringement claims;

         -  The Company's foreign operations may expose the Company to risk;

         - The loss of the services of key employees could jeopardize the Company's ability to maintain its competitive position;

         - If the Company's labor relations become strained, the Company's productivity could decrease;

         - The Company is subject to regulations, including environmental regulations, that may be materially burdensome or expensive to satisfy and/or comply with, and which may affect the Company's results of operations;

         - The Company's stock price may fluctuate significantly resulting in a loss in market value;

         - The continued listing of the Company's Class A Common Stock on the New York Stock Exchange is subject to the Company satisfying certain conditions, some of which are beyond the control of the Company; and

         - Paul Bush owns a significant portion of the Company's Common Stock and will be able to exercise significant influence over the Company's affairs, which could make it difficult for a potential buyer to acquire the Company, and which could have an adverse effect on the market price of the Company's Class A Common Stock.

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